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                                                                   EXHIBIT 10-11

                              THE BANC CORPORATION
                        DEFERRED COMPENSATION AGREEMENT

     THIS AGREEMENT is made this                day of                1999 by
and between The Banc Corporation, located in Birmingham, Alabama (the "Company"), and [NAME OF DIRECTOR] (the "Director").

                                  INTRODUCTION

     To encourage the Director to remain a director of the Company, the Company is willing to provide to the Director supplemental deferred compensation. The Company will pay the benefits from its general assets.

                                   AGREEMENT

     The Director and the Company agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

     1.1 "Change of Control" means the transfer of 51% or more of the Company's outstanding voting common stock.

     1.2 "Deferral Account" means the account maintained on the books of the Company as described in Section 2.2.

     1.3 "Deferral Benefit" means the benefit described in Article 3.

     1.4 "Effective Date" means September 1, 1999.

     1.5 "Normal Retirement Age" means the Director's age

     1.6 "Normal Retirement Date" means the later of the Director's Termination of Service or Normal Retirement Age.

     1.7 "Opportunity Rate" means for each Plan Year, the Federal Reserve's discount rate on the first day of the Plan Year.

     1.8 "Plan Year" means each one-year period from the Effective Date.

     1.9 "Simulated Investments" mean investments specified by the Company for use in measuring the Deferral Benefit. Once designated, the Company can change the Simulated Investments only with the Director's written agreement. The Simulated Investments shall be of equal initial amounts.

     1.10 "Simulated Investment Rate" means the after-tax rate of return on a Simulated Investment. If the Simulated Investment is a life insurance policy, the Simulated Investment Rate shall not include receipt of the policy's death benefits.

     1.11 "Termination of Service" means the Director's ceasing to serve on the Board of the Company or its successor for any reason.
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                                   ARTICLE 2

                                DEFERRAL ACCOUNT

     2.1 Simulated Investments. The Company shall establish two Simulated Investments in the amount of $ (total premium) as of the Effective Date, as follows:

          2.1.1 Simulated Investment Number One. The first shall track the cash surrender value of one or more specified life insurance policies or a specified portion of a specified pool of life insurance policies.

          2.1.2 Simulated Investment Number Two. The second shall accumulate the principal and net after-tax interest earnings of an investment earning a pretax yield of the Opportunity Rate for each Plan Year. The income tax rate selected shall be equal to the Company's highest marginal tax rate for the previous calendar year. Interest shall accrue monthly and be compounded at the end of each Plan Year using the Opportunity Rate in effect for the Plan Year. Benefit payments under this agreement shall be deducted from this simulated investment balance on the first day of the Plan Year following payment of such benefit.

          2.2 Deferral Account. The Company shall establish a Deferral Account on its books for the Director. The Deferral Account balance as of any date is determined by (a) taking the cash surrender value of the first simulated investment less the balance of the second simulated investment as of such date, and (b) dividing the net difference by the result of one minus the Company's highest marginal tax rate for the previous calendar year.

     2.3 Statement of Accounts. The Company shall provide to the Director, within 60 days after each Plan Year, a statement setting forth the Deferral Account balance.

     2.4 Accounting Device Only. The Deferral Account and Simulated Investments are solely devices for measuring amounts to be paid under this Agreement. They are not a trust fund of any kind. The Director is a general unsecured creditor of the Company for the payment of benefits. The benefits represent the mere Company promise to pay such benefits. The Director's rights are not subject in any manner to anticipation, alienation, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Director's creditors.

                                   ARTICLE 3

                               LIFETIME BENEFITS

     3.1 Normal Retirement Benefit. Upon Termination of Service on the Normal Retirement Date, the Company shall pay to the Director the primary and secondary benefits described in Sections 3.1.1 and 3.1.2.

          3.1.1 Primary Benefit. The benefit under this Section 3.1.1 is the Deferral Account balance at end of the Plan Year immediately preceding the Normal Retirement Date. The Company shall pay the primary benefit in ten
     (10) equal annual installments (without adjustment for interest or earnings during such period) commencing on the first day of the month following the Director's Termination of Service.

          3.1.2 Secondary Benefit. The benefit under this Section 3.1.2 as of the end of each Plan Year following the Director's Termination of Service, and continuing for a total of ten (10) Plan Years, is an amount equal to the growth, if any, and notwithstanding any payments of the primary benefit amounts, since the end of the preceding Plan Year, in the Deferral Account balance. The Company shall pay the secondary benefit to the Director within 60 days of the end of each Plan Year.

     3.2 Early Termination. If Termination of Service occurs prior to the Normal Retirement Age other than for Death or following a Change of Control, the Company shall pay to the Director, in a lump sum within sixty (60) days of the Termination of Service, an amount equal to the Deferral Account Balance immediately prior to the Termination of Service, in lieu of any other benefit under this Agreement.

     3.3 Change of Control Benefit. Upon Termination of Service following a Change of Control, the Company shall pay to the Director the primary and secondary benefits described in Sections 3.3.1 and 3.3.2.

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          3.3.1 Primary Benefit.  The benefit under this Section 3.3.1 is the
     Deferral Account balance at end of the Plan Year immediately preceding the Director's Termination of Service. The Company shall pay the primary benefit in ten (10) equal annual installments (without adjustment for interest or earnings during such period) commencing on the first day of the month following the Director's Termination of Service.

          3.3.2 Secondary Benefit. The benefit under this Section 3.3.2 as of the end of each Plan Year following the Director's Termination of Service, and continuing for a total of ten (10) Plan Years, is an amount equal to the growth, if any, and notwithstanding any payments of the primary benefit amounts, since the end of the preceding Plan Year, in the Deferral Account balance. The Company shall pay the secondary benefit to the Director within 60 days of the end of each Plan Year.

                                   ARTICLE 4

                                 DEATH BENEFITS

     4.1 Death During Active Service. If the Director dies while in active service on the board of the Company, the Company shall pay to the Director's beneficiary the primary and secondary benefits described in Sections 4.1.1 and 4.1.2.

          4.1.1 Primary Benefit. The benefit under this Section 4.1.1 is the Deferral Account balance at end of the Plan Year immediately preceding the director's death. The Company shall pay the primary benefit in ten (10) equal annual installments (without adjustment for interest or earnings during such period) commencing on the first day of the month following the Director's death.

          4.1.2 Secondary Benefit. The benefit under this Section 4.1.2 as of the end of each Plan Year following the Director's death, and continuing for a total of ten (10) Plan Years, is an amount equal to the growth, if any, since the end of the preceding Plan Year, in the Deferral Account balance. The Company shall pay the secondary benefit to the Director's beneficiary within 60 days of the end of each Plan Year.

     4.2 Death During Benefit Period. If the Director dies after benefit payments have commenced under this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Director's beneficiary at the same time and in the same amounts they would have been paid to the Director had the Director survived.

     4.3 Death After Termination of Service But Before Benefit Payments Commence. If the Director is entitled to benefit payments under this Agreement, but dies prior to the commencement of said benefit payments, the Company shall pay the benefit payments to the Director's beneficiary that the Director was entitled to prior to death except that the benefit payments shall commence on the first day of the month following the date of the Director's death.

                                   ARTICLE 5

                                 BENEFICIARIES

     5.1 Beneficiary Designations. The Director shall designate a beneficiary by filing a written designation with the Company. The Director may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Director and accepted by the Company during the Director's lifetime. The Director's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Director, or if the Director names a spouse as beneficiary and the marriage is subsequently dissolved. If the Director dies without a valid beneficiary designation, all payments shall be made to the Director's surviving spouse, if any, and if none, to the Director's surviving children and the descendants of any deceased child by right of representation, and if no children or descendants survive, to the Director's estate.

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

     5.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                   ARTICLE 6

                              GENERAL LIMITATIONS

     Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement:

     6.1 Termination for Cause. If the Company terminates the Director's service for:

          6.1.1 Gross negligence or gross neglect of duties;

          6.1.2 Commission of a felony or of a gross misdemeanor involving moral turpitude; or

          6.1.3 Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy resulting in an adverse effect on the Company.

     6.2 Suicide. If the Director commits suicide within two years after the date of this Agreement, or if the Director has made any material misstatement of fact on any application for life insurance purchased by the Company.

                                   ARTICLE 7

                          CLAIMS AND REVIEW PROCEDURES

     7.1 Claims Procedure. The Company shall notify the Director's beneficiary in writing, within 90 days of his or her written application for benefits, of his or her eligibility or noneligibility for benefits under the Agreement. If the Company determines that the beneficiary is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial,
(2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the beneficiary wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the beneficiary of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90-day period.

     7.2 Review Procedure. If the beneficiary is determined by the Company not to be eligible for benefits, or if the beneficiary believes that he or she is entitled to greater or different benefits, the beneficiary shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within 60 days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the beneficiary believes entitle him or her to benefits or to greater or different benefits. Within 60 days after receipt by the Company of the petition, the Company shall afford the beneficiary (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the beneficiary (or counsel) shall have the right to review the pertinent documents. The Company shall notify the beneficiary of its decision in writing within the 60-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the beneficiary and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the 60-day period is not sufficient, the decision may be deferred for up to another 60-day period at the election of the Company, but notice of this deferral shall be given to the beneficiary.

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                                   ARTICLE 8

                           AMENDMENTS AND TERMINATION

     This Agreement may be amended or terminated only by a written agreement signed by the Company and the Director.

                                   ARTICLE 9

                                 ADMINISTRATION

     9.1 Administration. Unless otherwise determined by the Company's Board of Directors ("Board"), the Board or its designee shall be the named fiduciary and shall act for the Company under this Agreement.

     9.2 Powers of the Company. The Company shall have all powers necessary to administer this Agreement, including, without limitation, powers:

          9.2.1 to interpret the provisions of the Agreement; and

          9.2.2 to establish rules for the administration of the Agreement and to prescribe any forms required to administer the Agreement.

     9.3 Actions of the Company. All determinations, interpretations, rules, and decisions of the Company shall be conclusive and binding upon all persons having or claiming to have any interest or right under this Agreement.

                                   ARTICLE 10

                                 MISCELLANEOUS

     10.1 Binding Effect. This Agreement shall bind the Director and the Company, and their beneficiaries, survivors, executors, administrators and transferees.

     10.2 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

     10.3 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

     10.4 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of Florida except to the extent preempted by the laws of the United States of America.

     10.5 Unfunded Arrangement. The Director is a general unsecured creditor of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Director's life or any other asset held in connection with this Agreement is a general asset of the Company to which the Director has no preferred or secured claim.

     10.6 Administration. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

          10.6.1 Interpreting the provisions of the Agreement;

          10.6.2 Establishing and revising the method of accounting for the Agreement;

          10.6.3 Maintaining a record of benefit payments; and

          10.6.4 Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

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     10.7 Named Fiduciary.  For purposes of the Employee Retirement Income
Security Act of 1974, if applicable, the Company shall be the named fiduciary and plan administrator under the Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the Service of advisors and the delegation of ministerial duties to qualified individuals.

     IN WITNESS WHEREOF, the Director and a duly authorized Company officer have signed this Agreement.

DIRECTOR:                                              COMPANY:
                                                       THE BANC CORPORATION

                                                       By
-------------------------------------------------         -------------------------------------------------
[NAME OF DIRECTOR]
                                                       Title
                                                             ----------------------------------------------

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

                                   SCHEDULE A
                                       TO
                              THE BANC CORPORATION
                        DEFERRED COMPENSATION AGREEMENT

                                                                          RETIREMENT   CONTRIBUTION
PARTICIPANT                                                   BIRTHDATE      AGE         PREMIUM
-----------                                                   ---------   ----------   ------------
Andrews, James R., M.D......................................  05-02-42        65         $195,000
Berte, Neal R...............................................  05-07-40        65         $200,000
Campbell, W.T., Jr..........................................  02-16-47        65         $170,000
Carter, David R.............................................  11-27-51        65         $170,000
Dichiara, Peter R...........................................  03-02-56        65         $170,000
Durden, Earl................................................  09-29-36        67         $210,000
Gittings, John..............................................  01-16-47        65         $170,000
Hays, Steven C..............................................  09-08-56        65         $170,000
House, Larry R..............................................  07-12-43        65         $170,000
Jernigan, Thomas E., Jr.....................................  04-24-65        65         $195,000
Jones, Randall E............................................  05-13-53        65         $170,000
Kent, James Mailon, Jr......................................  12-30-40        65         $200,000
Orso, Ronald W., M.D........................................  12-26-45        65         $170,000
Ripps, Harold W.............................................  11-15-38        65         $205,000
Scrushy, Richard M..........................................  08-04-52        65         $170,000
Stephens, Michael E.........................................  09-20-43        65         $185,000
Swift, Marie................................................  10-18-41        65         $185,000
Taylor, James A.............................................  03-15-42        65         $195,000
Taylor, James A., Jr........................................  03-01-65        65         $195,000
Tillman, T. Mandell.........................................  10-21-48        65         $165,000

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